Exhibit 10.1

Quantumsphere Acquisition Corporation

September 1, 2026

Via email

SACH Pte. Ltd.

Attn: Jonathan Zhang

Email: jonathan@omnivate.co

cc:	KPMG Law Firm

Attn: Lawrence Ong, Executive Consultant

Email: lawrenceong@kpmg.com.tw

Re:	Termination of Agreement and Plan of Merger dated October 3, 2025

Dear Mr. Zhang:

This letter will serve as notice that each of Quantumsphere Acquisition Corporation, QUMS Pubco Ltd., and SACH Merge Sub Ltd. (the “Purchaser Parties”) hereby terminate the Agreement and Plan of Merger dated October 3, 2025 (the “Merger Agreement”) pursuant to Section 13.2(a) of the Merger Agreement. Following the Notice of Default given to SACH Pte. Ltd. (the “Company”) on July 14, 2026, the Company has failed to cure the defaults under the Merger Agreement identified therein within the requisite thirty (30) day period. The Purchaser Parties reserve all rights to seek recovery of damages, costs, expenses, and to seek other legal and equitable relief available under the Merger Agreement and applicable law.

Quantumsphere Acquisition Corporation

By:	/s/ Ping Zhang
Ping Zhang
Chief Executive Officer